LIMITED POWER OF ATTORNEY

FOR EDGAR SUBMISSIONS

The undersigned hereby makes, constitutes and appoints each of Dena Valerie Thomas, Ralph Steven Janvey, and John W. Fort III, each acting individually, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) act as the undersigned’s EDGAR account administrator and manage the undersigned’s EDGAR account;

(2) legally bind the undersigned for purposes of Form ID;

(3) prepare, acknowledge, execute, and deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Retractable Technologies, Inc., a Texas corporation (the “Company”), as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”);

(4) prepare, acknowledge, execute, and deliver Schedule 13D or Schedule 13G (including any amendments thereto) with respect to the securities of the Company as considered necessary or advisable under the Exchange Act;

(5) seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned’s attorneys-in-fact appointed by this Limited Power of Attorney and approves and ratifies any such release of information; and

(6) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1) this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2) any documents prepared and/or executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3) neither the Company nor any of such attorneys-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16 of the Exchange Act; and

(4) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16, Section 13(d), or Section 13(g) of the Exchange Act.

Except as specifically limited hereby, the undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of March 11, 2025.

/s/ Thomas J. Shaw
Signature

Thomas J. Shaw
Print Name

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF DENTON	§

This Limited Power of Attorney for EDGAR Submissions was acknowledged before me on the 11th day of March, 2025, by Thomas J. Shaw.

/s/ Leticia Rodriguez
NOTARY PUBLIC – STATE OF TEXAS

Leticia Rodriguez
(Typed or Printed Name)

My Commission Expires: 10/2/27 [SEAL]